CH2
CORESITE

CORESITE

EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION

Quarter Ended **December 31, 2019**

Quarter Ended December 31, 2019

2

Company Profile

Low-latency, secure and reliable on-premises access to Amazon, Microsoft, Google, Alibaba Cloud, Oracle and IBM from all eight key North American Markets.

ONE DATA CENTER PROVIDER. EVERYTHING YOU NEED.

CONNECTIVITY TO NETWORKS AND CLOUDS	LOW LATENCY, EDGE MARKETS, GLOBAL REACH

Connecting to cloud and network providers within the same data center can save thousands of dollars a month in networking and data egress fees while reducing latency

•   Optionality to connect to 775+ cloud, IT and network service providers as business needs evolve

•   28,000+  interconnections

•   Peering and cloud exchanges

•   The CoreSite Interconnect GatewaySM allows customers to rapidly optimize application performance with a 100% managed solution

•   CoreSite’s Inter-Site Connectivity allows SDN connectivity between its markets, enabling access to its national ecosystem

The closer a business is to end users, the easier it is to provide a better experience

•   23 operating data centers in eight major metros that provide access to 75% of US businesses within 5 milliseconds

•   National footprint with international cloud and data center partnerships for multi-market requirements

•   Subsea cables for international reach

HIGH GROWTH, HIGH-DENSITY SOLUTIONS	THE BEST CUSTOMER EXPERIENCE

Cloud connectivity is important, and so is the ability for a data center campus to grow as business evolves

•   The ability to cost-effectively scale from a single cabinet to a large-scale deployment

•   Data center campuses that connect our buildings via short-run dark fiber to a network/cloud dense campus ecosystem

•   Flexible and high-density solutions

450+ team dedicated to ensuring optimal data center performance and meeting the needs of our 1,350+ customers at all times of day

•   Consistent customer satisfaction demonstrated by customer expansion and retention

•   Dedicated move-in and service representatives, and in-house 24/7 data center operations personnel

•   100% uptime Service Level Agreement with a minimum of six-nines portfolio uptime goal. Achieved eight-nines uptime in 2019.

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	3

 Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	For the period of			Growth %		Growth %				Growth %
Summary of Results	Q4 2019	Q3 2019	Q4 2018	Q/Q		Y/Y		YTD 2019	YTD 2018	Y/Y
GAAP Financial Measures
Operating revenues	$146,035	$144,891	$139,146	0.8%		5.0%		$572,727	$544,392	5.2%
Net income	24,745	22,644	25,898	9.3		(4.5)		99,037	106,763	(7.2)
Net income attributable to common shares	19,194	17,450	19,631	10.0		(2.2)		75,840	77,922	(2.7)
Net income per share attributable to common shares - diluted	$0.51	$0.47	$0.54	8.5		(5.6)		$2.05	$2.22	(7.7)

REIT Financial Measures(1)
Funds from operations (FFO) to shares and units	$62,935	$61,736	$60,751	1.9%		3.6%		$246,079	$243,221	1.2%
Adjusted funds from operations (AFFO)	62,193	61,171	61,169	1.7		1.7		247,318	232,691	6.3
EBITDAre	75,421	74,189	71,401	1.7		5.6		293,741	283,912	3.5
Adjusted EBITDA	79,024	77,928	74,575	1.4		6.0		308,132	296,118	4.1
FFO per common share and OP unit - diluted	$1.30	$1.28	$1.26	1.6		3.2		$5.10	$5.06	0.8

Other Financial Ratios
EBITDAre Margin	51.6%	51.2%	51.3%	40	bps	30	bps	51.3%	52.2%	(90)	bps
Adjusted EBITDA Margin	54.1%	53.8%	53.6%	30	bps	50	bps	53.8%	54.4%	(60)	bps

	As of
	Q4 2019		Q3 2019		Q2 2019		Q1 2019		Q4 2018

Dividend Activity
Dividends declared per share and OP unit	$1.22		$1.22		$1.22		$1.10		$1.10
TTM FFO payout ratio	93.7%		92.1%		88.8%		84.9%		82.1%
TTM AFFO payout ratio	93.2%		91.2%		88.6%		87.1%		85.8%

Operating Portfolio Statistics
Operating data center properties	23		23		22		22		22
Stabilized data center NRSF	2,406,512		2,335,962		2,277,668		2,320,538		2,318,220
Stabilized data center NRSF occupied	2,179,854		2,110,574		2,078,752		2,128,820		2,151,747
Stabilized data center % occupied	90.6%		90.4%		91.3%		91.7%		92.8%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per cabinet equivalent	$1,611		$1,590		$1,575		$1,556		$1,547
TKD NRSF % occupied	87.2%		87.5%		88.9%		89.2%		90.3%

Market Capitalization & Net Principal Debt
Total enterprise value	$6,919,211		$7,287,403		$6,895,883		$6,401,725		$5,345,711
Total net principal debt outstanding	$1,484,452		$1,382,547		$1,314,414		$1,213,706		$1,133,901

Net Principal Debt to:
Annualized adjusted EBITDA	4.7	x	4.4	x	4.3	x	4.1	x	3.8	x
Enterprise value	21.5%		19.0%		19.1%		19.0%		21.2%

(1)	See reconciliations of non-GAAP measures on page 12 and a discussion of the non-GAAP disclosures in the Appendix.

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	4

CoreSite Reports Fourth Quarter 2019 Financial Results

-- Achieved Company Record for New and Expansion Sales in 2019 --

-- Delivered New Data Center Capacity of 224,000 Square Feet for Year, including 74,000 in Q4 --

-- Additional Capacity Currently Under Development of 196,000 Square Feet --

DENVER, CO – February 6, 2020 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the fourth quarter ended December 31, 2019.

2019 Annual Highlights

•	Key Financial Results –
o	Grew operating revenues to $572.7 million, an annual increase of 5.2%
o	Delivered net income of $2.05 per common diluted share, an annual decrease of $0.17
o	Generated Funds From Operations “FFO” of $5.10 per diluted share & unit, an annual increase of $0.04
o	Commenced $48.3 million of annualized GAAP rent, an increase of 46.8% over 2018
o	Signed $55.0 million of annualized GAAP rent, nearly double the $27.7 million in 2018
o	Delivered new data center capacity of 224,000 square feet

Q4 Quarterly Highlights

•	Key Financial Results –
o	Grew operating revenues to $146.0 million, an increase of 5.0% year over year and 0.8% sequentially
o	Delivered net income of $0.51 per common diluted share, a decrease of $0.03 year over year and an increase of $0.04 sequentially
o	Generated FFO of $1.30 per diluted share & unit, an increase of $0.04, or 3.2%, year over year and $0.02 sequentially
•	Lease Commencements –
o	Commenced 130 new and expansion leases for 86,187 net rentable square feet (“NRSF”), representing $16.6 million of annualized GAAP rent, for an average rate of $193 per square foot
•	Leasing Activity –
o	Signed 129 new and expansion leases for 30,770 NRSF and $6.6 million of annualized GAAP rent, for an average rate of $216 per square foot
o

Renewed 323 leases for 151,057 NRSF and $21.9 million of annualized GAAP rent, for an average rate of $145 per square foot, reflecting a decrease of 0.8% in cash rent, an increase of 0.1% in GAAP rent, and 2.9% churn

Q4 2019 Notable Events

•	Placed into Service Data Center Expansions of approximately 74,000 square feet
o	Delivered into service SV8 Phase 2 for 54,000 NRSF with 100% occupancy, and BO1 for 20,000 NRSF

“We executed well on our 2019 priorities for sustainable growth including achieving a record leasing year,” said Paul Szurek, CoreSite’s President and Chief Executive Officer.  “We delivered significant new capacity in 2019 with more coming in 2020, and our pipeline supports agile capacity additions for future growth. We believe our connected campuses, and the interoperability they enable for our customers, positions us well to benefit from secular tailwinds for data center space and the increasing demand for powerful, scalable hybrid-cloud solutions.”

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	5

Quarter Ended December 31, 2019

Sales Activity

CoreSite achieved new and expansion sales of $6.6 million of annualized GAAP rent for the quarter.

“We delivered a record level of sales for 2019, which included ongoing growth in core retail colocation as well as strategic scale leasing,” said Steve Smith, Chief Revenue Officer.  “Our new data center capacity enabled us to achieve $55.0 million in annualized GAAP rent in 2019, which was nearly double our 2018 sales of $27.7 million. Our results reflect growing traction with enterprises moving to high performance hybrid cloud architectures within our customer ecosystems and our success in solving our customers’ dynamic requirements.  Also as part of our leasing, annualized GAAP rent for sales to new logos increased 50% over 2018.”

Development Activity

CoreSite continues to execute on its property development pipeline and exited 2019 with 25% available capacity in NRSF in its top five markets, compared to 16% at the end of 2018.

•	Completed Construction

During the fourth quarter, CoreSite completed construction of SV8 Phase 2, by delivering approximately 54,000 NRSF, and commenced the customer lease in December.  CoreSite also completed construction of nearly 20,000 NRSF at BO1.  For the year, the Company completed and placed into service about 224,000 NRSF.

•	Construction in Progress

As of December 31, 2019, CoreSite had a total of approximately 196,000 NRSF of turn-key data center capacity under construction, as detailed below.

				Costs Incurred	Estimated
			Estimated	To-Date	Total Costs	Percent
Market	Building	NRSF	Completion	(in millions)	(in millions)	Leased

Under Construction:

Data center expansion
New York	NY2, Phase 3	34,589	Q1 / Q2 2020	21.0	51.0	3.8%
San Francisco Bay	SV8, Phase 3	54,056	Q2 2020	2.6	42.0	—
Total data center expansion		88,645		$23.6	$93.0	1.5%

New development
Chicago	CH2, Phase 1	56,000	Q2 2020	$95.5	$120.0	—%
Los Angeles	LA3, Phase 1	51,000	Q3 / Q4 2020	48.8	134.0	74.3
Total new development		107,000		$144.3	$254.0	35.4%

Total under construction		195,645		$167.9	$347.0	20.0%

•	CoreSite’s ongoing data center development and operational position includes –
o

the ability to increase its occupied footprint of land and buildings, both owned or leased, by about 2.1 million NRSF, or about 92.9%, including space unoccupied, under construction, pre-construction or held for development, and

o	owning (versus leasing) 92.4% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management

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Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	6

Quarter Ended December 31, 2019

Balance Sheet, Financing and Liquidity

On November 8, 2019, the Company extended its debt maturity profile and amended and restated its credit agreement, while providing additional liquidity of $100 million, which was used to pay down a portion of the revolving credit facility balance and for general corporate purposes.

CoreSite also addressed all near-term debt maturities by combining and extending its 2020 and 2021 term loan maturities into a $350 million term loan due in April 2025, and extended the maturity date of its $150 million senior unsecured term loan from April 2023 to April 2024.  Additionally, CoreSite extended the maturity on its revolving credit facility term from April 2022 to November 2023, with a one-year extension option.

The Company’s balance sheet remains strong, with a ratio of net principal debt to fourth quarter annualized adjusted EBITDA of 4.7 times.  As of the end of the fourth quarter, CoreSite had $385.6 million of total liquidity, including $3.0 million of cash and $382.6 million of available capacity on its revolving credit facility to fund its 2020 data center expansion plans, including $179.1 million of remaining construction costs on its properties currently under development.

Operational Excellence

The Company delivered strong 2019 operational results for data center reliability and Power Utilization Effectiveness (“PUE”).

For 2019, CoreSite achieved an “eight 9’s” level of reliability, or 99.999999% uptime for power and cooling across its portfolio of data centers, which exceeded the Company’s target of “six 9s” and the industry standard of “five 9s”.

Also in 2019, the Company delivered an approximate 4.8% improvement in PUE on a same-store basis compared to 2018.  CoreSite’s improvement in PUE enables customers and the Company to be more cost efficient and also contributes to a more sustainable environment.

Financial Outlook

The Company’s outlook is based on current economic conditions, internal assumptions about its customer base, and the supply and demand dynamics of the markets in which it operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

The Company’s guidance for 2020 includes –

o	Net income attributable to common diluted shares in a range of $1.74 to $1.84, and
o	FFO per common diluted share and unit in the range of $5.10 to $5.20

The difference between net income and FFO represents real estate depreciation and amortization. For further details on the Company’s 2020 guidance, including operating revenues, Adjusted EBITDA, depreciation and amortization and capital expenditures, along with guidance drivers and other information, please see page 23 of CoreSite’s Supplemental Information.

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Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	7

Quarter Ended December 31, 2019

Upcoming Conferences and Events

CoreSite’s management will participate in Citi’s 2020 Global Property CEO Conference in Hollywood, Florida on March 2-3 and NYU’s 25th Annual REIT Symposium in New York City on March 31.

Conference Call Details

CoreSite will host its fourth quarter 2019 earnings call on Thursday, February 6, 2020, at 12:00 p.m. (Eastern Time).  The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until February 13, 2020, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13697864.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its fourth quarter 2019 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Carole Jorgensen

Vice President Investor Relations and Corporate Communications

303-405-1012
InvestorRelations@CoreSite.com

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Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	8

Quarter Ended December 31, 2019

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

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Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	9

Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,	December 31,
	2019	2018
Assets:
Investments in real estate:
Land	$94,593	$86,955
Buildings and improvements	1,989,731	1,730,329
	2,084,324	1,817,284
Less: Accumulated depreciation and amortization	(720,498)	(590,784)
Net investment in operating properties	1,363,826	1,226,500
Construction in progress	394,474	265,921
Net investments in real estate	1,758,300	1,492,421
Operating lease right-of-use assets, net	172,976	190,304
Cash and cash equivalents	3,048	2,599
Accounts and other receivables, net	21,008	18,464
Lease intangibles, net	3,939	6,943
Goodwill	40,646	40,646
Other assets, net	101,082	102,290
Total assets	$2,100,999	$1,853,667

Liabilities and equity:
Liabilities
Debt, net	$1,478,402	$1,130,823
Operating lease liabilities	187,443	202,699
Accounts payable and accrued expenses	123,304	89,315
Accrued dividends and distributions	62,332	55,679
Acquired below-market lease contracts, net	2,511	2,846
Unearned revenue, prepaid rent and other liabilities	33,119	37,672
Total liabilities	1,887,111	1,519,034

Stockholders' equity
Common stock, par value $0.01	373	363
Additional paid-in capital	512,324	491,314
Accumulated other comprehensive loss	(6,026)	(2,193)
Distributions in excess of net income	(348,509)	(246,929)
Total stockholders' equity	158,162	242,555
Noncontrolling interests	55,726	92,078
Total equity	213,888	334,633
Total liabilities and equity	$2,100,999	$1,853,667

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	10

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$123,597	$122,598	$118,341	$485,131	$463,086
Interconnection revenue	19,477	19,082	18,026	75,751	69,709
Total data center revenue	143,074	141,680	136,367	560,882	532,795
Office, light-industrial and other revenue	2,961	3,211	2,779	11,845	11,597
Total operating revenues	146,035	144,891	139,146	572,727	544,392

Operating expenses:
Property operating and maintenance	39,865	41,251	39,487	157,293	152,357
Real estate taxes and insurance	5,709	4,973	4,910	22,866	19,239
Depreciation and amortization	39,737	40,546	36,035	152,925	141,633
Sales and marketing	5,527	5,476	5,394	22,439	21,023
General and administrative	10,641	10,671	10,534	43,764	40,090
Rent	8,872	8,331	7,420	32,624	27,696
Transaction costs	—	—	—	—	75
Total operating expenses	110,351	111,248	103,780	431,911	402,113
Operating income	35,684	33,643	35,366	140,816	142,279
Interest expense	(10,917)	(10,986)	(9,448)	(41,712)	(35,526)
Income before income taxes	24,767	22,657	25,918	99,104	106,753
Income tax (expense) benefit	(22)	(13)	(20)	(67)	10
Net income	24,745	22,644	25,898	99,037	106,763
Net income attributable to noncontrolling interests	5,551	5,194	6,267	23,197	28,841
Net income attributable to common shares	$19,194	$17,450	$19,631	$75,840	$77,922

Net income per share attributable to common shares:
Basic	$0.51	$0.47	$0.54	$2.06	$2.23
Diluted	$0.51	$0.47	$0.54	$2.05	$2.22

Weighted average common shares outstanding:
Basic	37,291	36,951	36,300	36,766	34,957
Diluted	37,489	37,132	36,486	36,944	35,137

(1)

During 2018, the Financial Accounting Standards Board (“FASB”) issued updates to the new lease accounting standard. As a result of the updates we have combined contractual data center rental, power, and tenant reimbursements and other revenue into a single line item as shown below:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Rental revenue	$79,257	$77,907	$74,326	$308,623	$293,823
Power revenue	41,804	41,783	41,637	165,406	157,993
Tenant reimbursement and other	2,536	2,908	2,378	11,102	11,270
Rental, power, and related revenue	$123,597	$122,598	$118,341	$485,131	$463,086

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	11

Reconciliations of Net Income to FFO, AFFO, EBITDAre and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net income	$24,745	$22,644	$25,898	$99,037	$106,763
Real estate depreciation and amortization	38,190	39,092	34,853	147,042	136,458
FFO available to common shareholders and OP unit holders	$62,935	$61,736	$60,751	$246,079	$243,221

Weighted average common shares outstanding - diluted	37,489	37,132	36,486	36,944	35,137
Weighted average OP units outstanding - diluted	10,797	11,118	11,602	11,275	12,903
Total weighted average shares and units outstanding - diluted	48,286	48,250	48,088	48,219	48,040

FFO per common share and OP unit - diluted	$1.30	$1.28	$1.26	$5.10	$5.06

Reconciliation of FFO to AFFO

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
FFO available to common shareholders and unit holders	$62,935	$61,736	$60,751	$246,079	$243,221

Adjustments:
Amortization of deferred financing costs and hedge amortization	970	901	614	3,338	2,370
Non-cash compensation	3,603	3,732	3,174	14,384	12,038
Non-real estate depreciation	1,547	1,454	1,182	5,883	5,175
Straight-line rent adjustment	671	2,006	521	5,637	(2,482)
Amortization of above and below market leases	(35)	(47)	(86)	(254)	(580)
Recurring capital expenditures(1)	(3,468)	(2,365)	(1,149)	(7,404)	(11,304)
Tenant improvements	(1,173)	(1,001)	(1,155)	(4,267)	(5,470)
Capitalized leasing costs	(2,857)	(5,245)	(2,683)	(16,078)	(10,277)
AFFO available to common shareholders and OP unit holders	$62,193	$61,171	$61,169	$247,318	$232,691

(1)

Recurring capital expenditures for the year ended December 31, 2019,  included and, therefore, is reduced due to a  $1.7 million energy efficiency rebate received from the power utility related to the replacement of our chiller plant at LA2.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDA

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net income	$24,745	$22,644	$25,898	$99,037	$106,763
Adjustments:
Interest expense	10,917	10,986	9,448	41,712	35,526
Income taxes	22	13	20	67	(10)
Depreciation and amortization	39,737	40,546	36,035	152,925	141,633
EBITDAre	$75,421	$74,189	$71,401	$293,741	$283,912
Non-cash compensation	3,603	3,732	3,174	14,384	12,038
Transaction costs / litigation	—	7	—	7	168
Adjusted EBITDA	$79,024	$77,928	$74,575	$308,132	$296,118

For additional discussion of these non-GAAP measures, see the Appendix starting on page 24.

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	12

Operating Properties

	Data Center Operating NRSF
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent		Percent		Percent		Percent	NRSF Under	Development
Market / Facilities	($000)(1)	Total	Occupied(2)	Total	Occupied(2)	Total	Occupied(2)	Construction	NRSF	Total NRSF

San Francisco Bay
SV1	$5,994	88,251	76.3%	—	—%	88,251	76.3%	—	—	88,251
SV2	7,619	76,676	86.3	—	—	76,676	86.3	—	—	76,676
Santa Clara campus(3) (SV3 - SV9)	96,575	723,181	96.9	—	—	723,181	96.9	54,056	200,000	977,237
San Francisco Bay Total	110,188	888,108	93.9	—	—	888,108	93.9	54,056	200,000	1,142,164

Los Angeles
One Wilshire campus
LA1*	30,653	145,776	94.6	17,238	1.6	163,014	84.7	—	10,352	173,366
LA2	50,578	384,965	92.0	39,925	23.6	424,890	85.5	—	—	424,890
LA3	—	—	—	—	—	—	—	51,000	109,000	160,000
LA4*	1,209	21,850	98.2	—	—	21,850	98.2	—	—	21,850
Los Angeles Total	82,440	552,591	92.9	57,163	17.0	609,754	85.8	51,000	119,352	780,106

Northern Virginia
VA1	25,798	201,719	81.0	—	—	201,719	81.0	—	—	201,719
VA2	22,560	188,446	99.5	—	—	188,446	99.5	—	—	188,446
VA3	3,398	52,758	100.0	77,646	14.0	130,404	48.8	—	—	130,404
DC1*	3,043	22,137	75.1	—	—	22,137	75.1	—	—	22,137
DC2*	175	—	—	24,563	4.4	24,563	4.4	—	—	24,563
Reston Campus Expansion(4)	—	—	—	—	—	—	—	—	809,742	809,742
Northern Virginia Total	54,974	465,060	90.4	102,209	11.7	567,269	76.2	—	809,742	1,377,011

New York
NY1*	6,098	48,404	93.8	—	—	48,404	93.8	—	—	48,404
NY2	16,232	101,742	92.9	18,121	18.5	119,863	81.6	34,589	81,799	236,251
New York Total	22,330	150,146	93.2	18,121	18.5	168,267	85.1	34,589	81,799	284,655

Chicago
CH1	16,348	178,407	81.4	—	—	178,407	81.4	—	—	178,407
CH2	—	—	—	—	—	—	—	56,000	113,000	169,000
Chicago Total	16,348	178,407	81.4	—	—	178,407	81.4	56,000	113,000	347,407

Boston
BO1	15,360	122,730	75.2	19,961	—	142,691	64.7	—	110,985	253,676

Denver
DE1*	4,248	14,154	88.7	15,630	35.6	29,784	60.8	—	—	29,784
DE2*	471	5,140	74.0	—	—	5,140	74.0	—	—	5,140
Denver Total	4,719	19,294	84.8	15,630	35.6	34,924	62.8	—	—	34,924

Miami
MI1	1,537	30,176	60.8	—	—	30,176	60.8	—	13,154	43,330
Total Data Center Facilities	$307,896	2,406,512	90.6%	213,084	14.3%	2,619,596	84.4%	195,645	1,448,032	4,263,273

Office & Light-Industrial	8,655	364,941	78.0	—	—	364,941	78.0	—	—	364,941
Reston Office & Light-Industrial(4)	1,186	82,801	100.0	—	—	82,801	100.0	—	(82,801)	—

Total Portfolio	$317,737	2,854,254	89.3%	213,084	14.3%	3,067,338	84.0%	195,645	1,365,231	4,628,214

* Indicates properties in which we hold a leasehold interest.

(1)

On a gross basis, our total portfolio annualized rent was approximately $323.6 million as of December 31, 2019, which includes $5.8  million in operating expense reimbursements under modified gross and triple-net leases.

(2)	Includes customer leases that have commenced as of December 31, 2019. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	91.4%	25.4%	86.0%
Total Portfolio	90.0%	25.4%	85.5%

(3)

On April 12, 2019, we acquired a 3.8-acre land parcel with a single-story office building located adjacent to our Santa Clara campus, for a purchase price of $26 million. We expect to develop approximately 200,000 NRSF turn-key data center building on the acquired land parcel, which we refer to as SV9, as the existing office tenants vacate upon expiration of their leases and upon the receipt of necessary entitlements.

(4)	Included within our Reston Campus Expansion held for development space is 82,801 NRSF which is currently operating as office and light-industrial space.

See Appendix for definitions.

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	13

Leasing Statistics

Data Center Leasing Activity

			GAAP			GAAP		Cash
	Leasing	Number	Annualized		Total	Annualized		Rental	Cash	GAAP
	Activity	of	Rent		Leased	Rent per		Churn	Rent	Rent
	Period	Leases(1)	($000)		NRSF	Leased NRSF		Rate	Growth	Growth

New / expansion leases commenced	YTD 2019	519	$48,347	(2)	253,664	$195	(2)
	Q4 2019	130	16,613		86,187	193
	Q3 2019	130	15,660		78,244	200
	Q2 2019	140	10,248	(2)	65,193	176	(2)
	Q1 2019	119	5,826		24,040	242
	Q4 2018	116	4,356		22,684	192

New / expansion leases signed	YTD 2019	507	$54,979		278,713	$197
	Q4 2019	129	6,642		30,770	216
	Q3 2019	122	14,424		73,144	197
	Q2 2019	135	27,291		142,824	191
	Q1 2019	121	6,622		31,975	207
	Q4 2018	115	4,177		16,125	259

Renewal leases signed	YTD 2019	1,214	$78,261		464,916	$168		11.1%	0.4%	4.2%
	Q4 2019	323	21,921		151,057	145		2.9	(0.8)	0.1
	Q3 2019	299	20,365		123,445	165		3.1	(2.2)	4.2
	Q2 2019	328	24,102		121,809	198		2.4	2.6	7.4
	Q1 2019	264	11,873		68,605	173		2.7	3.2	5.9
	Q4 2018	303	22,464		125,078	180		1.9	3.0	7.0

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)

During Q2 2019, a customer’s lease for reserved expansion space commenced. The contractual reservation payment was included in a prior quarter’s GAAP annualized rent. As such, it is excluded from the Q2 GAAP annualized rent; however, the rent per leased NRSF includes the reservation payment.

New / Expansion Leases Signed by Deployment Size by Period

	YTD 2019	YTD 2018	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
GAAP Annualized Rent ($000)
Core Retail Colocation
< 1,000 NRSF	$11,905	$12,205	$2,532	$2,509	$2,943	$3,921	$2,665
1,000 - 5,000 NRSF	11,251	7,283	4,110	2,064	2,376	2,701	1,512
Total Core Retail Colocation	$23,156	$19,488	$6,642	$4,573	$5,319	$6,622	$4,177
Scale Colocation
> 5,000 NRSF	31,823	8,165	—	9,851	21,972	—	—
Total GAAP Annualized Rent	$54,979	$27,653	$6,642	$14,424	$27,291	$6,622	$4,177

MRR per Cabinet Equivalent Billed (TKD Occupied Same-Store)

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	14

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
NRSF Under Lease	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center	—	—%	409,180	13.4%	$—	—%
Unoccupied OLI	—	—	80,149	2.6	—	—
Data center NRSF:
5,000 or less	2,332	91.2	814,987	26.5	136,733	43.0
5,001 - 10,000	38	1.5	261,469	8.5	43,322	13.6
10,001 - 25,000	21	0.8	325,513	10.6	46,667	14.7
Greater than 25,000	8	0.3	385,721	12.6	64,752	20.4
Powered shell	17	0.7	422,726	13.8	16,422	5.2
OLI	140	5.5	367,593	12.0	9,841	3.1
Portfolio Total	2,556	100.0%	3,067,338	100.0%	$317,737	100.0%

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF	($000)(2)	Expiration
Unoccupied data center	—	409,180	13.4%	$—	—%	$—	$—	$—
Unoccupied OLI	—	80,149	2.6	—	—	—	—	—
2020	1,300	610,022	19.8	96,090	30.2	158	96,767	159
2021	629	347,782	11.3	56,329	17.7	162	58,033	167
2022	309	363,481	11.9	53,872	17.0	148	54,960	151
2023	71	192,055	6.3	24,330	7.7	127	26,634	139
2024	75	132,940	4.3	16,551	5.2	125	19,201	144
2025-Thereafter	32	564,136	18.4	60,724	19.1	108	72,373	128
OLI (3)	140	367,593	12.0	9,841	3.1	27	10,463	28
Portfolio Total / Weighted Average	2,556	3,067,338	100.0%	$317,737	100.0%	$123	$338,431	$131

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Represents the final monthly contractual rent under existing customer leases as of December 31, 2019, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. Leases expiring during 2020 include annualized rent of $8.3 million associated with lease terms currently on a month-to-month basis.

(3)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2020	37,083	$1,200
2021	47,501	1,572
2022	78,431	1,470
2023	140,380	3,906
2024	9,190	218
2025 - Thereafter	55,008	1,475
Total OLI	367,593	$9,841

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	15

Geographic and Vertical Diversification

Geographical Diversification

Percentage of Total Data
Metropolitan Market	Center Annualized Rent
San Francisco Bay	35.8%
Los Angeles	26.8
Northern Virginia	17.8
New York	7.3
Chicago	5.3
Boston	5.0
Denver	1.5
Miami	0.5
Total	100.0%

Vertical Diversification

Percentage of Total Data
Vertical	Center Annualized Rent
Enterprise	44.6%
Cloud	33.0
Network	22.4
Total	100.0%

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	16

10 Largest Customers

10 Largest Customers (total portfolio, including data center and office and light-industrial “OLI”)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Cloud	Public Cloud	8	203,876	6.6%	$40,338	12.7%	95
2	Cloud	Public Cloud	11	305,446	10.0	18,312	5.8	58
3	Enterprise	Digital Content	6	119,447	3.9	17,623	5.5	36
4	Enterprise	Travel / Hospitality	3	73,158	2.4	15,277	4.8	14
5	Cloud	Public Cloud	3	118,691	3.9	13,344	4.2	41
6	Enterprise	SI & MSP	3	62,268	2.0	9,271	2.9	6
7	Network	Global Service Provider	8	31,962	1.0	6,442	2.0	29
8	Enterprise	SI & MSP	1	17,922	0.6	5,461	1.7	26
9	Network	US National Service Provider	16	42,853	1.4	5,245	1.7	42
10	Enterprise	Colocation / Reseller	5	35,469	1.2	4,594	1.5	7
	Total / Weighted Average			1,011,092	33.0%	$135,907	42.8%	51

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of December 31, 2019.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of December 31, 2019.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of December 31, 2019.

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	17

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Year Ended	Three Months Ended
	December 31,	December 31,	September 30,	June 30,	March 31,
	2019	2019	2019	2019	2019
Data center expansion(1)	$382,761	$96,820	$77,325	$106,253	$102,363
Non-recurring investments(2)	6,429	2,106	1,701	1,248	1,374
Tenant improvements	4,267	1,173	1,001	997	1,096
Recurring capital expenditures(3)	7,404	3,468	2,365	(672)	2,243
Total capital expenditures	$400,861	$103,567	$82,392	$107,826	$107,076

Repairs and maintenance expense(4)	$13,421	$3,634	$3,059	$3,196	$3,532

(1)

Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital. During the quarter ended June 30, 2019, we incurred $26 million to acquire SV9.

(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3)

Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit. The three months ended June 30, 2019, included and, therefore, is reduced due to a $1.7 million energy efficiency rebate received from the power utility related to the replacement of our chiller plant at LA2.

(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statements of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Stabilized Projects During the Year(1)

	Metropolitan				Cost Per	Percent
Projects / Facilities	Market	Completion	NRSF	Cost(2)	NRSF	Occupied
LA2	Los Angeles	Q2 2019	28,191	$18,135	$643	100.0%
SV8 Phase 1	San Francisco Bay	Q3 2019	53,953	74,889	1,388	100.0
SV8 Phase 2	San Francisco Bay	Q4 2019	53,728	75,065	1,397	100.0
Total completed stabilized			135,872	$168,089	$1,237	100.0%

(1)	Projects that are over 85% occupied upon completion meet our definition of stabilized and are included within the operating properties table on page 13.
(2)

Cost includes capital expenditures related to the specific project / phase and, for SV8, also includes allocations of capital expenditures related to land,  building shell, and infrastructure that were incurred at the beginning of the overall project.

Completed Pre-Stabilized Projects

	Metropolitan				Cost Per	Percent	Percent
Projects / Facilities	Market	Completion	NRSF	Cost(1)	NRSF	Leased(2)	Occupied
LA2	Los Angeles	Q1 2018	39,925	$12,122	$304	23.6%	23.6%
VA3 Phase 1A	Northern Virginia	Q1 2018	26,413	24,289	920	40.3	34.2
DE1	Denver	Q2 2018	15,630	7,581	485	38.8	35.6
NY2	New York	Q2 2018	18,121	13,407	740	68.6	18.5
DC2	Northern Virginia	Q4 2018	24,563	21,512	876	4.7	4.4
LA1	Los Angeles	Q2 2019	17,238	11,635	675	31.2	1.6
VA3 Phase 1B	Northern Virginia	Q2 2019	51,233	53,393	1,042	17.5	3.5
BO1	Boston	Q4 2019	19,961	7,124	357	—	—
Total completed pre-stabilized			213,084	$151,063	$709	25.4%	14.3%

(1)

Cost includes capital expenditures related to the specific project / phase and, for NY2 and VA3 Phase 1A and 1B projects, also includes allocations of capital expenditures related to land,  building shell, and infrastructure that were incurred at the beginning of the overall project.

(2)	Includes customer leases that have been signed as of December 31, 2019, but have not commenced. The percent leased is determined based on leased NRSF as a proportion of total pre-stabilized NRSF.

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	18

Development Summary

Development Completion Timeline

The following chart sets forth the estimated development timeline of megawatts planned to be completed and placed into service in 2020 and the actual megawatts placed into service during Q4 2019:

Development Detail

(in thousands, except NRSF and power data)

	Under Construction						Held for Development			Total
			Costs				Estimated			Estimated
	Estimated		Incurred	Estimated	Percent	Power			Power
Projects/Facilities	Completion	NRSF	To- Date	Total	Leased	(MW)	NRSF	Total Cost	(MW)	NRSF	Cost

Data center expansion
BO1	—	—	$—	$—	—%	—	110,985	$71,200	9.0	110,985	$71,200
LA1	—	—	—	—	—	—	10,352	1,250	0.5	10,352	1,250
MI1	—	—	—	—	—	—	13,154	7,500	1.0	13,154	7,500
NY2
Phase 3	Q1 / Q2 2020	34,589	20,991	51,000	3.8	4.0	—	—	—	34,589	51,000
Phase 4	—	—	—	—	—	—	46,699	14,000	5.0	46,699	14,000
Phase 5	—	—	—	—	—	—	35,100	28,000	4.0	35,100	28,000
SV8
Phase 3	Q2 2020	54,056	2,602	42,000	—	6.0	—	—	—	54,056	42,000
VA3
Phase 1C	—	—	—	—	—	—	49,316	30,000	6.0	49,316	30,000
Total data center expansion		88,645	$23,593	$93,000	1.5%	10.0	265,606	$151,950	25.5	354,251	$244,950

New development
Ground-up construction
CH2 Phase 1	Q2 2020	56,000	$95,552	$120,000	—%	6.0	113,000	$80,000	12.0	169,000	$200,000
LA3 Phase 1	Q3 / Q4 2020	51,000	48,790	134,000	74.3	6.0	109,000	72,000	12.0	160,000	206,000
Reston Campus Expansion
Future Phases	—	—	—	—	—	—	760,426	815,000	90.0	760,426	815,000
Pre-construction
SV9(1)	—	—	—	—	—	—	200,000	300,000	24.0	200,000	300,000
Total new development		107,000	$144,342	$254,000	35.4%	12.0	1,182,426	$1,267,000	138.0	1,289,426	$1,521,000

Total development(2)(3)		195,645	$167,935	$347,000	20.0%	22.0	1,448,032	$1,418,950	163.5	1,643,677	$1,765,950

(1)

On April 12, 2019, we acquired a 3.8-acre land parcel with a single-story office building located adjacent to our Santa Clara campus. We expect to develop an approximately 200,000 NRSF turn-key data center building on the acquired land parcel, which we refer to as SV9. We began pre-construction, including environmental permitting and other processes, and we anticipate commencing development as the existing office tenants vacate upon expiration of their leases and upon receipt of the necessary entitlements.

(2)

In addition to new development and incremental capacity in existing core and shell buildings, we have land adjacent to our NY2 facility, in the form of an existing parking lot. By utilizing this land, we believe we can build approximately 100,000 NRSF of data center capacity in Secaucus, New Jersey, upon receipt of necessary entitlements.

(3)

We have an estimated $26.7 million in deferred expansion capital under construction at multiple properties as of December 31, 2019, of which $6.4 million has been incurred to-date. We estimate approximately $35 million of additional deferred expansion capital may be required in the future to support existing or anticipated future customer utilization.

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	19

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or
	Equivalents	Market Price as of	Market Value
	Outstanding	December 31, 2019	Equivalents
Common shares	37,701	$112.12	$4,227,041
Operating partnership units	10,772	112.12	1,207,718
Total equity			5,434,759
Total net principal debt outstanding(1)			1,484,452
Total enterprise value			$6,919,211

Net principal debt to enterprise value			21.5%

(1)	Net principal debt outstanding includes total principal debt outstanding net of $3.0 million of cash and cash equivalents.

Debt Summary(1)(2)

			Outstanding as of:
		Maturity	December 31,	December 31,
Instrument	Rate(3)	Date(4)	2019	2018
Revolving credit facility	3.01%	11/8/2023	$62,500	$211,500
2020 Senior unsecured term loan	—	—	—	150,000
2021 Senior unsecured term loan	—	—	—	100,000
2022 Senior unsecured term loan	2.96	4/19/2022	200,000	200,000
2023 Senior unsecured notes	4.19	6/15/2023	150,000	150,000
2024 Senior unsecured term loan	3.44	4/19/2024	150,000	150,000
2024 Senior unsecured notes	3.91	4/20/2024	175,000	175,000
2025 Senior unsecured term loan	2.81	4/1/2025	350,000	—
2026 Senior unsecured notes	4.52	4/17/2026	200,000	—
2029 Senior unsecured notes	4.31	4/17/2029	200,000	—
Total principal debt outstanding			1,487,500	1,136,500
Unamortized deferred financing costs			(9,098)	(5,677)
Total debt			$1,478,402	$1,130,823
Weighted average interest rate	3.60%

Floating rate vs. fixed rate debt			29% / 71%	54% / 46%

(1)	See the filed Form 10-K and 10-Q for information on specific debt instruments.
(2)

On November 8, 2019, we amended and restated our previous credit agreement to provide additional liquidity of $100 million. The amended and restated agreement, among other things, extended the maturity date of the revolving credit facility from April 2022 to November 2023, extended the maturity date of the $150 million senior unsecured term loan from April 2023 to April 2024, and established a new $350 million senior unsecured term loan maturing in April 2025.

(3)	The interest rates above reflect the impacts of interest rate swap agreements.
(4)	The revolving credit facility contains a one-time extension option, which, if exercised, would extend the maturity date to November 2024.

Debt Maturities

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	20

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Interest expense and fees	$13,630	$13,819	$10,894	$52,022	$38,751
Amortization of deferred financing costs and hedge amortization	970	901	614	3,338	2,370
Capitalized interest	(3,683)	(3,734)	(2,060)	(13,648)	(5,595)
Total interest expense	$10,917	$10,986	$9,448	$41,712	$35,526

Percent capitalized	25.2%	25.4%	17.9%	24.7%	13.6%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans and Notes
		December 31,		September 30,		June 30,		March 31,		December 31,
	Required Compliance	2019		2019		2019		2019		2018

Fixed charge coverage ratio	Greater than 1.50x	5.9	x	5.9	x	6.1	x	6.6	x	7.0	x
Total indebtedness to gross asset value	Less than 60%	29.0%		29.3%		27.4%		26.3%		25.3%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%

						Pro Forma(1)
Revolving credit facility availability		$450,000		$450,000		$450,000		$450,000		$450,000
Borrowings outstanding		(62,500)		(62,250)		—		—		(211,500)
Outstanding letters of credit		(4,879)		(4,879)		(4,879)		(4,879)		(4,879)
Current availability		$382,621		$382,871		$445,121		$445,121		$233,621

(1)

During April 2019, we entered into a note purchase agreement to issue and sell an aggregate principal amount of $200 million of 4.11% Series A Senior Notes and $200 million of 4.31% Series B Senior Notes (together, the “Notes”). An aggregate principal amount of $200 million of the Series A Senior Notes and $125 million of the Series B Senior Notes were issued on April 17, 2019. The remaining $75 million of the Series B Senior Notes was issued on July 17, 2019. The proceeds from the Notes were used to pay down outstanding amounts on the revolving portion of our senior unsecured credit facilities. The revolving credit facility availability, borrowings outstanding, and current availability as of March 31, 2019, and June 30, 2019, have been adjusted to reflect these subsequent debt financing transactions.

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	21

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q4 2019	Annualized
Operating Income	$35,684	$142,736
Adjustments:
Depreciation and amortization	39,737	158,948
General and administrative	10,641	42,564
Net Operating Income	$86,062	$344,248

Cash Net Operating Income (Cash NOI)
Net Operating Income	$86,062	$344,248
Adjustments:
Straight-line rent	671	2,684
Amortization of above and below-market leases	(35)	(140)
Cash NOI	$86,698	$346,792

Cash NOI with backlog (85.5% leased)(1)	$89,824	$359,296
Cash stabilized NOI (93% leased)	$97,703	$390,812

Development Projects

Data Center Projects Under Construction
TKD construction in progress(2)	$167,935
Remaining spend(2)	179,065
Total	$347,000

Targeted stabilized annual yields	12 - 16%
Annualized pro forma NOI range	$41,500 - 55,500

Other Assets and Liabilities

Other Assets
Remaining construction in progress(3)	$226,539
Cash and cash equivalents	3,048
Accounts and other receivables	21,008
Other tangible assets	32,780
Total other assets	$283,375

Liabilities
Principal debt	$1,487,500
Accounts payable, accrued expenses and other liabilities	156,423
Accrued dividends and distributions	62,332
Total liabilities	$1,706,255

Weighted average common shares and units - diluted	48,286

(1)	Cash NOI with backlog includes cash backlog as of December 31, 2019, less any leasing of currently occupied NRSF and data center projects under development.
(2)	Does not include spend associated with leasing commissions. See page 19 for further breakdown of data center projects under construction.
(3)

Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended December 31, 2019

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2020 Guidance

(in thousands, except per share data)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

		2020			Implied
	Low	High	Mid	2019	Growth(1)
Net income attributable to common diluted shares	$1.74	$1.84	$1.79	$2.05	(12.7)%
Real estate depreciation and amortization	3.36	3.36	3.36	3.05
FFO per common share and OP unit - diluted	$5.10	$5.20	$5.15	$5.10	1.0%

Projected operating results:
Total operating revenues	$600,000	$610,000	$605,000	$572,727	5.6%
Interconnection revenues	80,000	86,000	83,000	75,751	9.6
General and administrative expenses	44,000	48,000	46,000	43,764	5.1
Property taxes and insurance	26,000	28,000	27,000	22,866	18.1

Net Income	$84,000	$89,000	$86,500	$99,037	(12.7)%
Depreciation and amortization	169,000	169,000	169,000	152,925	10.5
Other adjustments(2)	65,000	66,000	65,500	56,170	16.6
Adjusted EBITDA	$318,000	$324,000	$321,000	$308,132	4.2%

Guidance drivers:
Annual rental churn rate	9.0%	11.0%	10.0%	11.1%
Cash rent growth on data center renewals	—%	2.0%	1.0%	0.4%
Capitalized interest	20.0%	25.0%	22.5%	24.7%
Sales and marketing expense as a percentage of revenue	3.9%	4.1%	4.0%	3.9%

Capital expenditures:
Data center expansion	$215,000	$250,000	$232,500	$382,761
Non-recurring investments	2,500	7,500	5,000	6,429
Tenant improvements	2,500	7,500	5,000	4,267
Recurring capital expenditures	5,000	10,000	7,500	7,404
Total capital expenditures	$225,000	$275,000	$250,000	$400,861

(1)	Implied growth is based on the midpoint of 2020 guidance.
(2)	Refer to the appendix for the adjustments made to net income to calculate adjusted EBITDA.

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	23

Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs and hedge amortization
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Plus: Original issuance costs associated with redeemed preferred stock
7.	Plus / Less: Net straight line rent adjustments (lessor revenue and lessee expense)
8.	Plus / Less: Net amortization of above and below market leases
9.	Less: Recurring capital expenditures
10.	Less: Tenant improvements
11.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	24

Appendix

Data Center Leasing Metrics

•

Cash Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized cash rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.

•

Cash and GAAP Rent Growth – represents the change in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Development Summary for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDAre and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	25

Appendix

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. We calculate FFO in accordance with the standards established by Nareit. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

GAAP Annualized Rent

Represents the monthly average contractual rent as stated on customer contracts, multiplied by 12. This amount is inclusive of any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Monthly Recurring Revenue per Cabinet Equivalent Billed

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue, including rental, power, and interconnection revenue and operating expense reimbursement, under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	26

Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the Company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The estimates are based on current construction plans and expectations regarding entitlements, and they are subject to change based on current economic conditions, final zoning approvals, and the supply and demand of the market. The estimated NRSF for new development projects is based on the entire building size. NRSF placed into service may change depending on the final construction and utilization of the built space.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

NRSF Pre-Construction

Represents NRSF for which the projects are in the design and permitting stage. Construction will commence upon receipt of the applicable permits. The estimated completion dates are subject to change based on the timing of final design and permitting approvals.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2017, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2017. The turn-key same-store space as of December 31, 2017, is 1,771,880 NRSF. We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

Quarter Ended December 31, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	27